                                                                    Exhibit 99.1

                              FOR IMMEDIATE RELEASE


HOLLY CORPORATION REPORTS THIRD QUARTER OF 2003 RESULTS

         Dallas, Texas, November 13, 2003 -- Holly Corporation (AMEX-HOC), today reported results for the Company's third quarter and nine months ended September 30, 2003. This is the first earnings report since the Company in July 2003 changed its fiscal year from a July 31 fiscal year-end to a December 31 fiscal year-end.

         Net income for the three months ended September 30, 2003 was $17.6 million ($1.09 per diluted share) compared to net income of $3.2 million ($.20 per diluted share) for the three months ended September 30, 2002. For the nine months ended September 30, 2003, net income was $47.1 million ($2.94 per diluted share) compared to $14.9 million ($.94 per diluted share) for the nine months ended September 30, 2002. During the 2003 third quarter, the Company's income benefited from high refined product margins and from the contribution to earnings from the Woods Cross, Utah refinery, which was acquired from ConocoPhillips on June 1, 2003.

         For the Company's third quarter ended September 30, 2003, refining margins of $8.44 per barrel were significantly better than the refining margins of $5.51 per barrel for the quarter ended September 30, 2002. For the nine months ended September 30, 2003, refining margins of $7.41 per barrel also compared very favorably to the refining margins of $5.84 per barrel for the nine months ended September 30, 2002.

         The Company's revenues and cost of products sold were higher in the third quarter and first nine months of 2003, as compared to the comparable periods in 2002, due principally to the operations of the recently acquired refinery at Woods Cross, and to a lesser degree, higher refined product sales margins and higher costs of purchased crude oil. Refined product sales volumes increased for the three-month and nine-month periods by 34% and 20%, respectively, as compared to the same periods of 2002. Increases in operating expenses and selling, general and administrative expenses for the nine months ended September 30, 2003, and especially for the third quarter, as compared to the prior years' periods, were primarily due to the operations of the recently acquired Woods Cross Refinery. In September the Company expensed $2.1 million of costs previously deferred in connection with the proposed merger with Frontier Oil Corporation.

         The current year had two significant nonrecurring events that contributed substantially to earnings in the nine months ended September 30, 2003. The Company in March 2003 sold its Iatan crude oil gathering system located in west Texas to Plains Marketing, L.P., resulting in a pre-tax gain of $16.2 million. Additionally, in April 2003 the Company received from Kinder Morgan Energy Partners, L.P. a payment for reparations ordered by the Federal Energy Regulatory Commission relating to tariffs on common carrier pipeline shipments of refined products principally for the period 1993 to July 2000, adding 15.3 million in pre-tax income.

         "The Company experienced a very good third quarter as refining margins remained strong throughout the quarter. With the excellent margins and with the Woods Cross Refinery acquisition, we generated $38 million of earnings before interest, taxes and depreciation for the 2003 third quarter," said Matthew P. Clifton, President of Holly. "We have operated the Woods Cross Refinery since June 1, 2003 and continue to be very excited about that acquisition, which increased our total current refining capacity by approximately 35%. I am very pleased with how the refinery has been successfully integrated into our business operations, thanks to the fine work done by our employees, including our new employees at Woods Cross. At our Artesia, New Mexico refining facility, we have completed the construction of a gas oil hydrotreating unit, which will satisfy future EPA mandated gasoline specifications and improve the refinery's yields of higher value products. Additionally, during a major maintenance turnaround scheduled to begin later this month and continue into December 2003, we will be completing the expansion of our New Mexico facility that will result in a further increase of approximately 15% in Holly's overall refining capacity. As we look ahead, we will continue to search for new value-added opportunities and we are confident that with our current strong asset base, excellent financial condition, and dedicated employees, the Company is well positioned for continued success in the future."

         Holly, headquartered in Dallas, Texas, operates through its subsidiaries a 60,000 barrels per day ("bpd") refinery located in Artesia, New Mexico that is being expanded to 75,000 bpd, a 25,000 bpd refinery in Woods Cross, Utah, and a 7,500 bpd refinery in Great Falls, Montana. Holly also owns, leases and/or operates approximately 2,000 miles of crude oil and refined product pipelines in the west Texas and New Mexico region and refined product terminals in several states.

         The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management's belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot give any assurances that these expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company's markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company's capital investments and marketing strategies, the Company's efficiency in carrying out construction projects, the successful integration of the Woods Cross Refinery, the outcome of the litigation with Frontier Oil Corporation, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings. The Company assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

STATEMENT OF INCOME (Unaudited)

                                                                  THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                     SEPTEMBER 30,                      SEPTEMBER 30,
                                                            ------------------------------      ------------------------------
                                                                2003              2002              2003              2002
                                                            ------------      ------------      ------------      ------------
                                                                          (In thousands, except per share data)

Sales and other revenues ..............................     $    412,152      $    266,467      $  1,050,351      $    703,572

Operating costs and expenses
   Cost of products sold (exclusive of
         depreciation, depletion, and amortization) ...          327,719           224,158           863,305           572,474
   Operating expenses (exclusive of
         depreciation, depletion, and amortization) ...           37,390            25,381            93,672            72,155
   Selling, general and administrative expenses
         (exclusive of depreciation, depletion, and
         amortization) ................................           10,023             6,094            22,335            16,654
   Depreciation, depletion and amortization ...........            9,104             7,706            26,029            21,497
   Exploration expenses, including dry holes ..........              160               231               623             1,048
                                                            ------------      ------------      ------------      ------------
        Total operating costs and expenses ............          384,396           263,570         1,005,964           683,828
                                                            ------------      ------------      ------------      ------------
Gain (loss) on sale of assets .........................             (393)               --            15,814                --
                                                            ------------      ------------      ------------      ------------
Income from operations ................................           27,363             2,897            60,201            19,744

Other income (expense)
   Equity in earnings of joint ventures ...............            1,860             1,797             1,853             4,362
   Interest expense, net ..............................             (673)             (404)             (907)           (1,188)
   Reparations payment received .......................              104                --            15,330                --
                                                            ------------      ------------      ------------      ------------
                                                                   1,291             1,393            16,276             3,174
                                                            ------------      ------------      ------------      ------------
Income before income taxes ............................           28,654             4,290            76,477            22,918
Income tax provision ..................................           11,104             1,130            29,343             7,999
                                                            ------------      ------------      ------------      ------------
Net income ............................................     $     17,550      $      3,160      $     47,134      $     14,919
                                                            ============      ============      ============      ============

Net income per common share - basic ...................     $       1.13      $       0.20      $       3.04      $       0.96

Net income per common share - diluted .................     $       1.09      $       0.20      $       2.94      $       0.94

Average number of common shares outstanding:
  Basic ...............................................           15,506            15,555            15,503            15,573
  Diluted .............................................           16,029            15,912            16,012            15,954

BALANCE SHEET DATA (Unaudited)

                                                                       SEPTEMBER 30,      DECEMBER 31,
                                                                           2003               2002
                                                                       ------------       ------------
                                                                      (In thousands, except ratio data)
Cash and cash equivalents ........................................     $      8,493       $     24,266
Working capital ..................................................     $     (7,930)      $     13,523
Total assets .....................................................     $    614,666       $    514,680
Total debt, including current maturities and borrowing under
    the revolving credit agreement ...............................     $     40,714       $     25,714
Stockholders' equity .............................................     $    271,148       $    229,572
Total debt to capitalization ratio(1) ............................             13.1%              10.1%

         (1) The total debt to capitalization ratio is calculated by dividing total debt, including current maturities and borrowings under the revolving credit agreement, by the sum of total debt including current maturities and borrowings under the revolving credit agreement and stockholders' equity.

OTHER FINANCIAL DATA (Unaudited)

                                                                 THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                       SEPTEMBER 30,
                                                            ------------------------------      ------------------------------
                                                                2003              2002              2003              2002
                                                            ------------      ------------      ------------      ------------
                                                                    (In thousands)                      (In thousands)
Sales and other revenues (2)
   Refining ...........................................     $    404,167      $    261,250      $  1,030,821      $    688,581
   Pipeline Transportation ............................            3,535             4,902            11,153            14,043
   Corporate and Other ................................            4,450               315             8,377               948
                                                            ------------      ------------      ------------      ------------
   Consolidated .......................................     $    412,152      $    266,467      $  1,050,351      $    703,572
                                                            ============      ============      ============      ============

Income (loss) from operations (2)
   Refining ...........................................     $     32,400      $      3,515      $     50,459      $     19,662
   Pipeline Transportation ............................            2,375             2,873            23,734             8,378
   Corporate and Other ................................           (7,412)           (3,491)          (13,992)           (8,296)
                                                            ------------      ------------      ------------      ------------
   Consolidated .......................................     $     27,363      $      2,897      $     60,201      $     19,744
                                                            ============      ============      ============      ============

EBITDA (3) ............................................     $     38,431      $     12,400      $    103,413      $     45,603

Net cash provided by operating activities .................................................     $     76,251      $     34,296
Net cash used for investing activities ....................................................     $   (103,017)     $    (23,468)
Net cash provided by (used for) financing activities ......................................     $     10,993      $     (5,057)

         (2) The Refining segment includes the Company's principal refinery in Artesia, New Mexico, which is operated in conjunction with refining facilities in Lovington, New Mexico (collectively, the Navajo Refinery), the recently acquired Woods Cross Refinery in Utah, and the Company's refinery in Great Falls, Montana. Included in the Refining Segment are costs relating to pipelines and terminals that operate in conjunction with the Refining segment as part of the supply and distribution networks of the refineries. The Pipeline Transportation segment includes approximately 600 miles (approximately 1,000 miles prior to the sale of pipelines to Plains Marketing, L.P.) of the Company's pipeline assets in Texas and New Mexico. Revenues of the Pipeline Transportation segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations.

         (3) Earnings before interest, taxes, depreciation and amortization - EBITDA is calculated as net income plus (i) interest expense, (ii) less interest income, (iii) plus income tax provision, and (iv) plus depreciation, depletion and amortization. EBITDA is not a calculation based upon generally accepted accounting principles; however, the amounts included in the EBITDA calculation are derived from amounts included in the consolidated financial statements of Holly. EBITDA should not be considered as an alternative to net income or operating income, as an indication of operating performance of Holly or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it enhances an investor's understanding of Holly's ability to satisfy principal and interest obligations with respect to Holly's indebtedness and to use cash for other purposes, including capital expenditures. EBITDA is also used by Holly management for internal analysis and as a basis for financial covenants. Our EBITDA presented above is reconciled to net income as follows:

                                                       THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                          SEPTEMBER 30,                       SEPTEMBER 30,
                                                 ------------------------------      ------------------------------
                                                     2003              2002              2003              2002
                                                 ------------      ------------      ------------      ------------
                                                         (In thousands)                      (In thousands)

Net Income .................................     $     17,550      $      3,160      $     47,134      $     14,919
   Add provision for income tax ............           11,104             1,130            29,343             7,999
   Add interest expense ....................              755               667             1,292             1,934
   Subtract interest income ................              (82)             (263)             (385)             (746)
   Add depreciation and amortization .......            9,104             7,706            26,029            21,497
                                                 ------------      ------------      ------------      ------------
EBITDA .....................................     $     38,431      $     12,400      $    103,413      $     45,603
                                                 ============      ============      ============      ============

REFINING SEGMENT OPERATING DATA (Unaudited)

                                                                    THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                    SEPTEMBER 30,
                                                               ----------------------------    ----------------------------
                                                                   2003            2002            2003            2002
                                                               ------------    ------------    ------------    ------------
                                                                            (In thousands, except barrel data)

Crude charge (barrels per day (BPD)) (4) ...................         93,160          61,320          76,850          63,140

Sales of produced refined products (BPD) ...................        100,892          69,153          84,232          70,429
Average sales price per produced barrel sold ...............   $      39.51    $      34.00    $      39.14    $      31.36
Average raw material costs per produced barrel sold ........   $      31.07    $      28.49    $      31.73    $      25.52

Sales of purchased refined products (BPD)  .................          9,672          13,131          10,989           8,872
Average sales price per purchased barrel sold ..............   $      41.79    $      36.83    $      43.39    $      34.99
Average cost per purchased barrel sold .....................   $      41.36    $      35.56    $      43.15    $      33.78

Sales of all refined products (BPD) ........................        110,564          82,284          95,221          79,301
Average sales price per barrel sold ........................   $      39.71    $      34.45    $      39.63    $      31.77
Average costs of products per barrel sold ..................   $      31.96    $      29.61    $      33.03    $      26.44

Refinery segment sales & other revenues (5) ................   $    404,167    $    261,250    $  1,030,821    $    688,581
Pipeline transportation segment sales & other revenues .....          3,535           4,902          11,153          14,043
Corporate and other revenues and eliminations ..............          4,450             315           8,377             948
                                                               ------------    ------------    ------------    ------------
Consolidated sales and other revenues ......................   $    412,152    $    266,467    $  1,050,351    $    703,572
                                                               ============    ============    ============    ============

Refinery segment cost of products sold .....................   $    325,093    $    224,158    $    858,710    $    572,474
Corporate and other costs and eliminations .................          2,626              --           4,595              --
                                                               ------------    ------------    ------------    ------------
Consolidated cost of products sold .........................   $    327,719    $    224,158    $    863,305    $    572,474
                                                               ============    ============    ============    ============

Refining margin per produced barrel:
Average per produced barrel
  Net sales price ..........................................   $      39.51    $      34.00    $      39.14    $      31.36
  Raw material costs .......................................          31.07           28.49           31.73           25.52
                                                               ------------    ------------    ------------    ------------
  Refining margin ..........................................   $       8.44    $       5.51    $       7.41    $       5.84
                                                               ============    ============    ============    ============

Sales of produced refined products
  Gasolines ................................................           54.4%           53.6%           56.2%           56.7%
  Diesel fuels .............................................           23.6%           21.9%           22.9%           21.2%
  Jet fuels ................................................            7.6%           10.4%            8.0%           10.5%
  Asphalt ..................................................            9.9%           10.7%            8.7%            8.0%
  LPG and other ............................................            4.5%            3.4%            4.2%            3.6%
                                                               ------------    ------------    ------------    ------------
       Total ...............................................          100.0%          100.0%          100.0%          100.0%
                                                               ============    ============    ============    ============

         (4) Crude charge represents the barrels per day of crude oil processed through the crude units at the Company's refineries. The Company acquired the Woods Cross Refinery on June 1, 2003. For the quarter ended September 30, 2003, the crude charge represents the barrels per day of crude charged for all three refineries. For the nine months ended September 30, 2003, the crude charge represents the barrels per day charged with four months for the Woods Cross Refinery included.

         (5) In addition to revenues from sales of refined products, the refining segment includes other miscellaneous revenues amounting to $241,000, $459,000, $626,000, and $787,000, respectively.


FOR FURTHER INFORMATION, Contact:

Matthew P. Clifton, President
Stephen J. McDonnell, Vice President and
  Chief Financial Officer
Holly Corporation
214/871-3555